Exhibit 10.13

Via email to Jerry Parish at xxxxxxxxxx

and Regular U. S. Mail

March 30, 2012

Mr. Jerry Parish
The Mint Leasing, Inc.
323 North Loop West
Houston, Texas 77008-2028

Re:    The Mint Leasing, Inc. matured loan with Comerica Bank

Dear Mr. Parish:

Comerica Bank agrees to extend the matured loan to The Mint Leasing, Inc. for a period of three months, i.e. to June 10, 2012, under the following term and conditions. Please acknowledge your acceptance of these terms and conditions by signing a copy of this letter and returning it to me.

If you have any comments or questions, please do not hesitate to contact me at 713-507-7995.

RENEWAL TERMS AND CONDITIONS

Note Date: March 10, 2012

Principal: $20,372,657.29

Maturity: June 10, 2012

Rate: Increase to Wall Street Journal Prime + 3.5%, floating, with a floor rate of 6.0%; initial rate will be 6.75%.

Upon receipt by Comerica Bank of a refinancing commitment from another lender(s) acceptable to Comerica Bank, rate will reduce by 0.5% to 6.25%..

Collateral: No change

Payments: Increase in monthly Principal payments to $275,000, due on the 10th day of April and May, 2012.  Interest also due monthly on the 10th day of April and May, 2012. All unpaid Principal and accrued and unpaid Interest due at maturity on June 10, 2012.

Note: Interest is current to March 10, 2012

Mr. Jerry Parish
March 30, 2012
Page Two

Guarantees:          No change- unlimited guarantees of Jerry Parish and Victor Garcia

Fees:                      (1) Extension fee of $200,000, payable as follows:

•      $50,000.00 of the fee due and payable upon signing of loan documents

•      Balance of fee due and payable at maturity on June 10, 2012

•      If loan is settled prior to maturity, Comerica Bank agrees to refund 50% of the total fee, i.e. $100,000 will be refunded/forgiven. If loan is not settled on or before June 10, 2012, the full $200,000 extension fee is due and payable.

(2) All legal fees to be paid by Borrower

(3) Collateral audit fees to be paid by Borrower. Estimated cost of $10,000.

Financial Covenants:

(1) Bank agrees to forbear the Minimum Consolidated Total Net Worth covenant of $6,750,000 during the renewal period.

(2) Bank agrees to forbear the Consolidated Debt/Total New Worth covenant of 4.0 : 1.0 during the renewal period.

    (3) Stand-Alone Debt/ Total Net Worth covenant will remain at 4.2 : 1.0 during the renewal period.

Reporting Requirements: No change

TERMS AND CONDITIONS OF RENEWAL AGREED TO THIS DAY OF , 2012

The Mint Leasing, Inc.

By:
Name: Jerry Parish
Its:   President